UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

April 26, 2011

BRITTON & KOONTZ CAPITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-22606	64-0665423
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

500 Main Street, Natchez, Mississippi  39120
(Address of Principal Executive Offices) (Zip Code)

(601) 445-5576
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On April 26, 2011, Britton & Koontz Capital Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders. In addition to the election of two Class III directors, shareholders were asked to ratify the appointment of Hannis T. Bourgeois, LLP as the Company’s independent registered public accountant for 2011.

With respect to the election of two Class III directors, each nominee for election received the number of votes set forth opposite his name in the table below.

Nominee	Number of Votes Cast “FOR” Nominee	Number of Votes Withheld	Number of Non-Votes
George R. Kurz	888,248	122,076	1,125,142
W. Page Ogden	761,209	249,115	1,125,142

In addition to the directors noted above who were elected at the Annual Meeting, the following directors continued in office after the Annual Meeting: Robert R. Punches, Gordon S. LeBlanc, W.W. Allen, Jr., Craig A. Bradford, D.M.D, and Vinod K. Thukral, Ph.D.

The proposal to ratify the Company’s appointment of Hannis T. Bourgeois, LLP as the Company’s independent registered public accountant for 2011 required the approval of at least a majority of the votes cast at the Annual Meeting.  The proposal received the votes set forth below, and thus the Company’s shareholders ratified the appointment of Hannis T. Bourgeois, LLP as the Company’s independent registered public accountant for 2011.

	Number of Votes Cast	Percentage of Total Outstanding Shares
For	1,582,740	74.12%
Against	2,767	0.13%
Abstain	12,451	0.58%
Not Voted	537,508	25.17%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

BRITTON & KOONTZ CAPITAL CORPORATION

April 27, 2011                                                         /s/ W. Page Ogden
W. Page Ogden
President and Chief Executive Officer